Exhibit 10.1

THE PLACEMENT AGENT FOR THIS SECURITIES PURCHASE AGREEMENT IS EF HUTTON, A DIVISION OF BENCHMARK INVESTMENTS, LLC, A BROKER - DEALER REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND IS A MEMBER OF FINRA

THIS AGREEMENT CONTAINS AN AFFIDAVIT OF CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS BORROWER MAY HAVE AND ALLOWS THE INVESTOR TO OBTAIN A JUDGMENT AGAINST BORROWER WITHOUT ANY FURTHER NOTICE.

S E C U R I T I E S  P U R C H A S E  A G R E E M E N T

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of September 5, 2023, by and between SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY, an Irish public limited company, with principal executive offices located at Mespil Business Centre, Mespil House Sussex Road, Dublin 4, Ireland (the “Borrower”), and [INSTITUTION], a company domiciled and registered in Saint Kitts and Nevis (the “Investor” or “Buyer”). [INSTITUTION] is acting in association with Benchmark Investments, LLC. Benchmark Investments, is the placement agent for this investment and is a broker - dealer registered with the United States Securities and Exchange Commission and is a member of FINRA (as defined below). Certain capitalized terms used in this Agreement are defined below.

A. Borrower and Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B. WHEREAS, subject to the terms and provisions hereinafter set forth and upon the terms and subject to the limitations and conditions set forth in the Note (as defined below), Investor desires to purchase and Borrower desires to issue and sell, upon the terms and conditions set forth in this Agreement (i) a Promissory Note, in the form attached hereto as Exhibit A in the aggregate principal amount of $4,290,000.00 (the “Note”), convertible into ordinary shares of the Borrower (the “Ordinary Shares”), upon the terms and subject to the limitations and conditions set forth in such Note.

C. WHEREAS, the Borrower and the Investor have entered into that certain Registration Rights Agreement dated as of September 5, 2023, whereby the Borrower has agreed to register the Registrable Securities (as defined in the Registration Rights Agreement) in connection herewith (substantially in the form attached hereto as Exhibit B, the “Registration Rights Agreement”).

D. This Agreement, the Note, the Warrants, the Irrevocable Instructions, all the Exhibits to this Agreement, and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement or any other agreements, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Investor hereby agree as follows:

1. Purchase and Sale of Securities.

1.1. Purchase of Securities. Borrower shall issue and sell to Investor and Investor agrees to purchase from Borrower the Securities. In consideration thereof, Investor shall pay the Consideration (as defined below). Investor agrees to reinvest 50% of any realized Net Profit from this investment directly into Company at the market price of the Company’s Ordinary Share at the time of reinvestment, once Investor has fully sold all Conversion Shares from the Note and the exercise of the Ordinary Share Purchase Warrants.

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1.2. Form of Payment. On the Closing Date (as defined below), Investor shall pay the Consideration to Borrower via wire transfer of immediately available funds against delivery of the Securities.

1.3. Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 5 and Section 6 below, the date of the issuance and sale of the Securities pursuant to this Agreement (the “Closing Date”) shall be on or around September 5, 2023, or such other mutually agreed upon date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date by means of the exchange by email of signed documents, but shall be deemed for all purposes to have occurred at the offices of the Investor in Saint Kitts and Nevis.

2. Investor’s Representations and Warranties. Investor represents and warrants to Borrower that as of the date of this Agreement (the “Effective Date”): (i) this Agreement has been duly and validly authorized; (ii) this Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; (iii) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act; and (iv) this Agreement has been duly executed and delivered on behalf of Investor.

3. Certain Borrower’s Representations and Warranties. Borrower represents and warrants to Investor that as of the Effective Date:

(i)	Borrower is a public limited company duly organized, validly existing and in good standing under the laws of its jurisdiction or organization and has the requisite power to own its properties and to carry on its business as now being conducted; (ii) Borrower and its Subsidiaries (as defined below) are each duly qualified as a foreign corporation to do business and/or is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect (as defined below); (iii) Borrower has registered its Ordinary Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act as a “Foreign Private Issuer”; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Borrower and all necessary actions have been taken; (v) this Agreement, the Securities, and the other applicable Transaction Documents have been duly executed and delivered by Borrower and constitute the valid and binding obligations of Borrower enforceable in accordance with their terms, subject as to enforceability only to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally; (vi) the execution and delivery of the Transaction Documents by Borrower, the issuance of Securities in accordance with the terms hereof, and the consummation by Borrower of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Borrower of any of the terms or provisions of, or constitute a default under (a) Borrower’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Borrower is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for the Ordinary Shares, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Borrower or any of Borrower’s properties or assets; (vii) other than notification to the Nasdaq Stock Market, no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Borrower is required to be obtained by Borrower for the issuance of the Securities to Investor or the entering into of the Transaction Documents; (viii) none of Borrower’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (ix) Borrower has filed all reports, schedules, forms, statements and other documents required to be filed by Borrower with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (x) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Borrower, threatened against or affecting Borrower before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a material adverse effect on Borrower or which would adversely affect the validity or enforceability of, or the authority or ability of Borrower to perform its obligations under, any of the Transaction Documents; (xi) Borrower has not consummated any financing transaction that has not been disclosed in a periodic filing or current report with the SEC under the 1934 Act; (xii) [Intentionally Omitted]; (xiii) with respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Borrower to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (xiv) Investor shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Borrower shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, members, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed Broker Fees; (xv) when issued, the Conversion Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; (xvi) neither Investor nor any of its officers, directors, stockholders, members, managers, employees, agents or representatives has made any representations or warranties to Borrower or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Borrower is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; (xvii) Borrower of its own free will decided to enter into this Agreement with the Investor based solely on the merit of the written legal and economics terms within this Agreement which were the sole and only motivating factor for the Borrower to sign this Agreement; and (xviii) other than the written terms of this Agreement and the other Transaction Documents, no verbal or written representation outside of this Agreement by any Investor Representatives induced or motivated the Borrower to enter this Agreement with the Investor. While any amount remains outstanding under the Note, the Borrower shall, prior to the closing of any equity financing (including debt with an equity component) (“Future Offering”), provide written notice to the Investor describing the proposed Future Offering, including the terms and conditions thereof. In the event the terms and conditions of a proposed Future Offering are amended in any respect after delivery of the notice to the Investor concerning the proposed Future Offering, the Borrower shall deliver a new notice to the Investor describing the amended terms and conditions of the proposed Future Offering. The foregoing sentence shall apply to successive amendments to the terms and conditions of any proposed Future Offering.

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(ii)	Capitalization. The authorized share capital of the Borrower is US$100,000,000 divided into 36,363,636,364 Ordinary Shares with a nominal value of US$0.0022 each and 200,000,000,000 Preferred Shares with a nominal value of US$0.0001 each and €25,000 divided into 25,000 Deferred Ordinary Shares with a nominal value of €1.00 each. Approximately 2,221,281 Ordinary Shares are issued and outstanding and no shares of Preferred Stock are issued or outstanding. Except as disclosed in the SEC Documents, no shares are reserved for issuance pursuant to the Borrower’s stock option plans, no shares are reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for Ordinary Shares and an aggregate of 28,446,330 shares are reserved for issuance upon conversion of the Note and the Ordinary Share Purchase Warrants. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non- assessable. No shares of capital stock of the Borrower are subject to preemptive rights or any other similar rights of the shareholders of the Borrower or any liens or encumbrances imposed through the actions or failure to act of the Borrower. Except as disclosed in the SEC Documents, as of the Effective Date, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Borrower or any of its Subsidiaries, or arrangements by which the Borrower or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Borrower or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Borrower or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Borrower (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Note or the Conversion Shares. The Borrower has filed in its SEC Documents true and correct copies of the Borrower’s Articles of Incorporation as in effect on the date hereof (“Articles of Incorporation”), the Borrower’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Ordinary Shares of the Borrower and the material rights of the holders thereof in respect thereto. The Borrower shall provide Investor with a written update of this representation signed by the Borrower’s Chief Executive Officer on behalf of the Borrower as of each Closing Date.

(iii)	No Conflicts. The execution, delivery and performance of this Agreement and the Note by the Borrower and the consummation by the Borrower of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the shares from the Securities (“Conversion Shares”)) will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Borrower or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Borrower or its securities are subject) applicable to the Borrower or any of its Subsidiaries or by which any property or asset of the Borrower or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Borrower nor any of its Subsidiaries is in violation of its Articles of Incorporation, By-laws or other organizational documents and neither the Borrower nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Borrower or any of its Subsidiaries in default) under, and neither the Borrower nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Borrower or any of its Subsidiaries is a party or by which any property or assets of the Borrower or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Borrower and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as any Investor owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity except as would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, applicable Nasdaq listing standards and any applicable state securities laws, the Borrower is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Note in accordance with the terms hereof or thereof or to issue and sell the Note in accordance with the terms hereof and to issue the Conversion Shares upon conversion of the Note or exercise of the Warrants. All consents, authorizations, orders, filings and registrations which the Borrower is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. Borrower’s securities are not “chilled” by DTC. The Borrower and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(iv)	No General Solicitation; Placement Agent’s Fees. Neither the Borrower, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities that were not otherwise registered under the 1933 Act. The Borrower shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to EF Hutton, division of Benchmark Investments, LLC, as placement agent (the “Placement Agent”) in connection with the sale of the Securities. Benchmark Investments, LLC, is the placement agent for this investment and is a broker - dealer registered with the SEC and is a member of FINRA. The fees and expenses of the Placement Agent to be paid by the Borrower or any of its Subsidiaries are as set forth on Schedule 3(g) attached hereto. The Borrower acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities. Other than the Placement Agent, neither the Borrower nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

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(v)	Application of Takeover Protections; Rights Agreement. The Borrower and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Borrower’s issuance of the Securities and the Investor’s ownership of the Securities. The Borrower and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Ordinary Shares or a change in control of the Borrower or any of its Subsidiaries.

(vi)	Disclosure of Transaction. The Borrower shall, on or before 9:30 a.m., Eastern Standard Time, on the first (1st) Business Day after this Agreement is signed, issue a press release (the “Initial Press Release”) reasonably acceptable to the Investor disclosing all the material terms of the transactions contemplated by the Transaction Documents but not disclosing the name of the Investor and instead describing the investor as an Institutional Investor. On or before 9:30 a.m., Eastern Standard Time, on the first (1st) Business Day after the date of this Agreement, the Borrower shall file a Current Report on Form 6-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the Securities and the form of the Registration Rights Agreement) (including all attachments, the “Initial 6-K Filing”). From and after the filing of the Initial 6-K Filing, the Borrower shall have disclosed all material, non-public information (if any) provided to the Investor by the Borrower or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the Initial 6-K Filing, the Borrower acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Borrower, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate. From and after the filing of the Initial 6-K Filing, the Borrower shall have disclosed all material, non-public information (if any) provided to the Investor by the Borrower or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.

3.1 Certain Covenants. Until all of Borrower’s obligations under all of the Transaction Documents are paid and performed in full, or within the timeframes otherwise specifically set forth below, Borrower will at all times comply with the following covenants: (i) so long as Investor beneficially owns any of the Securities and for at least twenty (20) Trading Days thereafter, Borrower will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Borrower, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (ii) the Ordinary Shares shall be listed or quoted for trading on any of (a) NYSE, (b) NASDAQ, (c) OTCQX, (d) OTCQB, or (e) OTC Pink Current Information; (iii) when issued and paid for in accordance with the terms of the Note or the Warrants, as the case may be, the Conversion Shares will be duly authorized, validly issued, fully paid for and non- assessable, free and clear of all liens, claims, charges and encumbrances; (iv) Borrower shall use its commercially reasonable best efforts so that trading in Borrower’s Ordinary Shares will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease on Borrower’s principal trading market; (v) Borrower will not at any given time have more than one Variable Security Holder, excluding Investor, without Investor’s prior written consent, which consent may be granted or withheld in Investor’s sole and absolute discretion; (vi) other than with respect to the Yorkville SEPA, Borrower will not make any Variable Security Issuances (as defined below) to anyone other than Investor without Investor’s prior written consent, which consent may be granted or withheld in Investor’s sole and absolute discretion; (vii) at Closing and on the first day of each calendar quarter for so long as the Note remains outstanding or on any other date during which the Note is outstanding, as may be requested by Investor, Borrower shall cause its Chief Executive Officer to provide to Investor a certificate in form reasonably acceptable to Investor (the “Officer’s Certificate”) certifying in his capacity as Chief Executive Officer of Borrower the number of Variable Security Holders of Borrower as of the date the applicable Officer’s Certificate is executed; (viii) [Intentionally Omitted]; and (ix) Borrower shall comply with all laws, ordinances, regulations, and rules (federal, state, and local) relating to it, its assets, business, and operations. “Variable Security Holder” means any holder of any Borrower securities that (A) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Ordinary Shares, or (B) are or may become convertible into Ordinary Shares (including without limitation convertible debt, warrants or convertible preferred stock), with a conversion price that varies with the market price of the Ordinary Shares, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition (each a “Variable Security Issuance”). For avoidance of doubt, the issuance of Ordinary Shares under, pursuant to, in exchange for or in connection with any contract or instrument, whether convertible or not, is deemed a Variable Security Issuance for purposes hereof if the number of Ordinary Shares to be issued is based upon or related in any way to the market price of the Ordinary Shares, including, but not limited to, Ordinary Shares issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange.

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3.2 Conditions to Borrower’s Obligation to Sell. The obligation of Borrower hereunder to issue and sell the Securities to Investor at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

(a) Investor shall have executed this Agreement and delivered the same to Borrower.

(b) Investor shall have delivered the Purchase Price to the Borrower in accordance with Section 1.1 above.

4. Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Securities at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

Borrower shall have executed this Agreement, the Note and the Warrant and delivered the same to Investor.

Borrower’s Chief Executive Officer shall have executed the Officer’s Certificate and delivered the same to Investor.

Borrower shall have delivered to Investor a fully executed Irrevocable Instructions to Transfer Agent (the “TA Letter”) substantially in the form attached hereto as Exhibit C acknowledged and agreed to in writing by Borrower’s transfer agent (the “Transfer Agent”).

Borrower shall have delivered to Investor a fully executed Officer’s Certificate substantially in the form attached hereto as Exhibit B(1) to the Note, evidencing Borrower’s approval of the Transaction Documents.

Borrower shall have delivered to Investor fully executed copies of all other Transaction Documents required to be executed by Borrower and shall have met all requirements in the Transaction Documents.

The representations and warranties of the Borrower shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Borrower shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Borrower at or prior to the Closing Date. The Investor shall have received a certificate or certificates, executed by the chief executive officer of the Borrower, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor including, but not limited to certificates with respect to the Borrower’s Certificate of Incorporation, By-laws and Board of Directors’ resolutions relating to the transactions contemplated hereby.

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No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self- regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Borrower including but not limited to a change in the 1934 Act reporting status of the Borrower or the failure of the Borrower to be timely in its 1934 Act reporting obligations.

The Conversion Shares shall have been authorized for listing on NASDAQ and trading in the Ordinary Shares on NASDAQ shall not have been suspended by the SEC or NASDAQ.

5. Covenants

5.1 Reservation of Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Ordinary Shares a sufficient number of shares, free from preemptive rights, to provide for the issuance of Ordinary Shares upon the full conversion of the Note issued pursuant to this Agreement. The Borrower is required at all times to have authorized and reserved three (3) times the number of shares that is actually issuable upon full conversion of the Note and Warrants (the “Reserved Amount”). The Reserved Amount shall be increased from time to time in accordance with the Borrower’s obligations hereunder. The Borrower represents that upon issuance in accordance with the terms of the Note and the Warrant, as applicable, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of Ordinary Shares into which the Notes shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of Ordinary Shares authorized and reserved, free from preemptive rights, for conversion of the outstanding Note. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates (or evidence of book-entry) for the Ordinary Shares issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Ordinary Shares in accordance with the terms and conditions of this Note.

5.2 Terms of Future Financings. So long as the Note is outstanding, upon any issuance by Borrower of any security with any term or condition more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to Investor in the Transaction Documents, then Borrower shall notify Investor of such additional or more favorable term and such term, at Investor’s option, shall become a part of the Transaction Documents for the benefit of Investor. Additionally, if Borrower fails to notify Investor of any such additional or more favorable term, but Investor becomes aware that Borrower has granted such a term to any third party, Investor may notify Borrower of such additional or more favorable term and such term shall become a part of the Transaction Documents retroactive to the date on which such term was granted to the applicable third party. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, conversion lookback periods, interest rates, original issue discounts, stock sale price, conversion price per share, warrant coverage, warrant exercise price, and anti- dilution/conversion and exercise price resets. This section shall not apply to any issuance of securities pursuant to the Yorkville SEPA.Certain Capitalized Terms. To the extent any capitalized term used in any Transaction Document is defined in any other Transaction Document (as noted therein), such capitalized term shall remain applicable in the Transaction Document in which it is so used even if the other Transaction Document (wherein such term is defined) has been released, satisfied, or is otherwise cancelled or terminated.

5.3 Breach of Covenants. The Borrower agrees that if the Borrower breaches any of the covenants or representations in this Agreement, in addition to any other remedies available to the Investor pursuant to this Agreement, it will be considered an Event of Default under the Note.

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5.4 Governing Law. This Agreement shall be deemed executed, delivered and performed in Nevis. This Agreement shall be solely and exclusively construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed solely and exclusively by the internal laws of Nevis, without giving effect to any choice of law or conflict of law provision or rule (whether of Nevis or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Nevis. The Borrower irrevocably and exclusively consents to and expressly agrees that binding arbitration in Nevis conducted by the Arbitrator Conflict Resolution Centre shall be their sole and exclusive remedy for any dispute arising out of or relating to this Agreement, Irrevocable Instructions or any other agreement between the parties, the Borrower’s transfer agent or the relationship of the parties or their affiliates, and that the arbitration shall be conducted via telephone or teleconference. If the Arbitrator is not available, a different arbitrator or law firm in Nevis shall be chosen by the Investor and agreed upon by the Borrower in its reasonable discretion. Borrower covenants and agrees to provide written notice to Investor via email prior to bringing any action or arbitration action against the Borrower’s transfer agent or any action against any person or entity that is not a party to this Agreement that is related in any way to this Agreement or any of the Exhibits under this Agreement or any transaction contemplated herein or therein, and further agrees to timely notify Investor to any such action. Borrower acknowledges that the governing law and venue provisions set forth in this Agreement are material terms to induce Investor to enter into the Transaction Documents and that but for Borrower’s agreements set forth in this section, Investor would not have entered into the Transaction Documents. In the event that the Investor needs to take action to protect their rights under this Agreement, the Investor may commence action in any jurisdiction needed with the understanding that this Agreement shall still be solely and exclusively construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed solely and exclusively by the internal laws of Nevis, without giving effect to any choice of law or conflict of law provision or rule (whether of Nevis or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Nevis. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note or any other related transaction document by email. This section and provision of this Agreement will not apply to the Confession of Judgment.

5.5 Calculation Disputes. In the case of a dispute as to the determination of the Conversion Price (including, without limitation, any disputed adjustment thereto), the trading price, the closing sale price or fair market value (as the case may be), any reduction or addition of principal balance to the Note, the Borrower or the Holder (as the case may be) shall submit the disputed determinations or calculations (as the case may be) via email or mail (i) within two Business Days after receipt of the applicable notice giving rise to such dispute to the Borrower or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Borrower are unable to agree upon such determination or calculation within two business Days of such disputed determination or calculation (as the case may be) being submitted to the Borrower or the Holder (as the case may be), the Borrower shall, within two Business Days, submit via email (a) the disputed determination of the conversion price, trading price or other price (as the case may be) to an independent, reputable investment bank selected by the Borrower and approved by the Holder or to an independent, outside accountant selected by the Holder that is reasonable acceptable to the Borrower. The Borrower shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations and notify the Borrower and the Holder of the results no later than ten business days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.

5.6  Counterparts. Each Transaction Document may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of a Transaction Document (or such party’s signature page thereof) will be deemed to be an executed original thereof.

5.7 Document Imaging. Investor shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Borrower’s loans, including, without limitation, this Agreement and the other Transaction Documents, and Investor may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Investor produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Investor is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, emailed, or other imaged copy of this Agreement or any other Transaction Document shall be deemed to be of the same force and effect as the original manually executed document.

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5.8 Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

5.9 Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

5.10 Entire Agreement. This Agreement, together with the other Transaction Documents contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of Borrower, the Organization nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents among Borrower, the Organization and Investor, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Borrower, the Organization and Investor, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

5.11 No Reliance. Each of Borrower and the Organization acknowledges and agrees that neither Investor nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to Borrower or the Organization or any of their respective officers, directors, representatives, agents or employees except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Borrower is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, agents or representatives other than as set forth in the Transaction Documents.

5.12 Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

5.13 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be transmitted by electronic mail addressed as set forth below. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon electronic mail delivery. The addresses for such communications shall be:

If to the Borrower, to: haggai@securitymattersltd.com

With a copy to: doron@afiklaw.com

If to the Holder: [INSTITUTION]

5.14 Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its affiliates, in whole or in part, without the need to obtain Borrower’s or the Organization’s consent thereto. Neither Borrower nor the Organization may assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of Investor.

5.15 Survival. The representations and warranties of Borrower and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor. Borrower agrees to indemnify and hold harmless Investor and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by Borrower or the Organization of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

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5.16 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.17 Investor’s Rights and Remedies Cumulative; Liquidated Damages. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor may deem expedient. The parties acknowledge and agree that upon Borrower’s failure to comply with the provisions of the Transaction Documents, Investor’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates and future share prices, Investor’s increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for Investor, among other reasons. Accordingly, any fees, charges, and default interest due under the Note and the other Transaction Documents are intended by the parties to be, and shall be deemed, liquidated damages (under Borrower’s, the Organization’s and Investor’s expectations that any such liquidated damages will tack back to the Closing Date for purposes of determining the holding period under Rule 144 under the 1933 Act). The parties agree that such liquidated damages are a reasonable estimate of Investor’s actual damages and not a penalty, and shall not be deemed in any way to limit any other right or remedy Investor may have hereunder, at law or in equity. The parties acknowledge and agree that under the circumstances existing at the time this Agreement is entered into, such liquidated damages are fair and reasonable and are not penalties. All fees, charges, and default interest provided for in the Transaction Documents are agreed to by the parties to be based upon the obligations and the risks assumed by the parties as of the Closing Date and are consistent with investments of this type. The liquidated damages provisions of the Transaction Documents shall not limit or preclude a party from pursuing any other remedy available at law or in equity; provided, however, that the liquidated damages provided for in the Transaction Documents are intended to be in lieu of actual damages

5.18 Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, if at any time Investor would be issued Ordinary Shares under any of the Transaction Documents, but such issuance would cause Investor (together with its affiliates) to beneficially own a number of shares exceeding the Maximum Percentage (as defined in the Note), then Borrower must not issue to Investor the shares that would cause Investor to exceed the Maximum Percentage. The Ordinary Shares issuable to Investor that would cause the Maximum Percentage to be exceeded are referred to herein as the “Ownership Limitation Shares”. Borrower shall reserve the Ownership Limitation Shares for the exclusive benefit of Investor. From time to time, Investor may notify Borrower in writing of the number of the Ownership Limitation Shares that may be issued to Investor without causing Investor to exceed the Maximum Percentage. Upon receipt of such notice, Borrower shall be unconditionally obligated to immediately issue such designated shares to Investor, with a corresponding reduction in the number of the Ownership Limitation Shares. For purposes of this Section, beneficial ownership of Ordinary Shares will be determined under Section 13(d) of the under the Securities Exchange Act of 1934, as amended.

5.19 Attorneys’ Fees and Cost of Collection. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money (which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees, deposition costs, and expenses paid by such prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) the Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Investor otherwise takes action to collect amounts due under the Note or to enforce the provisions of the Note, or (ii) there occurs any bankruptcy, reorganization, receivership of Borrower or the Organization or other proceedings affecting Borrower’s or the Organization’s creditors’ rights and involving a claim under the Note; then Borrower shall pay the costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees, expenses, deposition costs, and disbursements.

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5.20 Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

5.21 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

5.22 Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

5.23 No Changes; Signature Pages. Borrower, as well as the person signing each Transaction Document on behalf of Borrower, represents and warrants to Investor that it has not made any changes to this Agreement or any other Transaction Document except those that have been conspicuously disclosed to Investor in a “redline” or similar draft of the applicable Transaction Document, which clearly marks all changes Borrower has made to the applicable Transaction Document. Moreover, the versions of the Transaction Documents signed by Borrower are the same versions Investor delivered to Borrower as being the “final” versions of the Transaction Documents and Borrower represents and warrants that it has not made any changes to such “final” versions of the Transaction Documents and that the versions Borrower signed are the same versions Investor delivered to it. In the event Borrower has made any changes to any Transaction Document that are not conspicuously disclosed to Investor in a “redline” or similar draft of the applicable Transaction Document and that have not been explicitly accepted and agreed upon by Investor, Borrower acknowledges and agrees that any such changes shall not be considered part of the final document set. Finally, and in furtherance of the foregoing, Borrower agrees and authorizes Investor to compile the “final” versions of the Transaction Documents, which shall consist of Borrower’s executed signature pages for all Transaction Documents being applied to the last set of the Transaction Documents that Investor delivered to Borrower and that Borrower agreed to, and Borrower agrees that such versions of the Transaction Documents that have been collated by Investor shall be deemed to be the final versions of the Transaction Documents for all purposes.

5.24 Voluntary Agreement. Each of the Borrower and the Organization has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Borrower and the Organization to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. Each of The Borrower and the Organization has had the opportunity to seek the advice of an attorney of such party’s choosing, or has waived the right to do so, and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Investor or anyone else.

5.25 Acknowledgment of Dilution. The Borrower understands and acknowledges the potentially dilutive effect to the Ordinary Shares upon the issuance of the Conversion Shares upon conversion of the Note. The Borrower further acknowledges that its obligation to issue Conversion Shares upon conversion of the Note in accordance with this Agreement, the Note is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Borrower.

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5.26 Additional Borrower’s Representations and Warranties. Borrower represents and warrants to Investor that as of the Effective Date:

5.27 Wholly-Owned Subsidiaries. (i) The wholly-owned Subsidiaries of the Borrower, including, Security Matters PTY Ltd., SMX Fashion and Luxury, TrueSilver SMX Platform Ltd. SMX Circular Economy Platform PTE. LTD, SMX (Security Matters) Ireland Limited are each an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power to own its properties and to carry on its business as now being conducted; (ii) the execution and delivery of this Agreement, the Note, and the other applicable Transaction Documents by the Borrower does not and will not conflict with or result in a breach by the Organization of any of the terms or provisions of, or constitute a default under (a) any of the Organization’s charter documents, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Organization is a party or by which it or any of its properties or assets are bound, or (c) to the Organization’s knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Organization or any of the Organization’s properties or assets; and (iii) the Organization has taken no action which would give rise to any claim by any person or entity for a brokerage commission, placement agent or finder’s fees or similar payments by Investor relating to the Note or the transactions contemplated hereby.

5.28 Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened against or affecting the Borrower or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect.

5.29 Patents, Copyrights, etc. The Borrower and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future). Except as disclosed in the SEC Documents, there is no claim or action by any person pertaining to, or proceeding pending, or to the Borrower’s knowledge threatened, which challenges the right of the Borrower or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); to the best of the Borrower’s knowledge, the Borrower’s or its Subsidiaries’ current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Borrower is unaware of any facts or circumstances which might give rise to any of the foregoing. The Borrower and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

5.30 No Materially Adverse Contracts, Etc. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Borrower’s officers has or is expected in the future to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Borrower’s officers has or is expected to have a Material Adverse Effect.

5.31 Certain Transactions. Except as disclosed in the SEC Documents, and/or except for arm’s length transactions pursuant to which the Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or any of its Subsidiaries could obtain from third parties and other than the grant of stock options under incentive plans disclosed in the SEC Documents, none of the officers, directors, or employees of the Borrower is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

5.32 Disclosure. All information relating to or concerning the Borrower or any of its Subsidiaries set forth in this Agreement and provided to the Investor and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Borrower has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Borrower or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Borrower but which has not been so publicly announced or disclosed (assuming for this purpose that the Borrower’s reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Borrower under the 1933 Act).

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5.33 Acknowledgment Regarding Investor’ Purchase of Securities. The Borrower acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Borrower further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Borrower (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by the Investor or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Investor’ purchase of the Securities. The Borrower further represents to the Investor that the Borrower’s decision to enter into this Agreement has been based solely on the independent evaluation of the Borrower and its representatives.

5.34 No Integrated Offering. Neither the Borrower, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Investor. The issuance of the Securities to the Investor will not be integrated with any other issuance of the Borrower’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Borrower or its securities.

5.35 No Brokers. Other than Placement Agent, a broker dealer registered with the United States Securities and Exchange Commission and is a member FINRA, Borrower hereby represents and warrants that it has not hired, retained or dealt with any broker, finder, consultant, person, firm or corporation in connection with the negotiation, execution or delivery of this Agreement or the transactions contemplated hereunder. The Borrower covenants and agrees that should any claim be made against Purchaser for any commission or other compensation by any broker, finder, person, firm or corporation, including without limitation, the Placement Agent, based upon the Borrower’s engagement of such person in connection with this transaction, the Borrower shall indemnify, defend and hold Purchaser harmless from and against any and all damages, expenses (including attorneys’ fees and disbursements) and liability arising from such claim. The Borrower shall pay the commission of the Placement Agent, to the attention of the Placement Agent, pursuant to their separate agreement(s) between the Borrower and the Placement Agent.

5.36 Permits; Compliance. The Borrower and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Borrower Permits”), and there is no action pending or, to the knowledge of the Borrower, threatened regarding suspension or cancellation of any of the Borrower Permits. Neither the Borrower nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Borrower Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since August 21, 2023, neither the Borrower nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

5.37 Environmental Matters. (i) There are, to the Borrower’s knowledge, with respect to the Borrower or any of its Subsidiaries or any predecessor of the Borrower, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Borrower nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Borrower’s knowledge, threatened in connection with any of the foregoing. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder. (ii) Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Borrower or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Borrower or any of its Subsidiaries during the period the property was owned, leased or used by the Borrower or any of its Subsidiaries, except in the normal course of the Borrower’s or any of its Subsidiaries’ business. (iii) There are no underground storage tanks on or under any real property owned, leased or used by the Borrower or any of its Subsidiaries that are not in compliance with applicable law.

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5.38 Title to Property. Except as disclosed in the SEC Documents the Borrower and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Borrower and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Borrower and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

5.39 Internal Accounting Controls. Except as disclosed in documents filed with the Securities and Exchange Commission (“SEC Documents”) the Borrower and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Borrower’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

5.40 Foreign Corrupt Practices. Neither the Borrower, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Borrower or any Subsidiary has, in the course of his actions for, or on behalf of, the Borrower, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

5.41 No Investment Company. The Borrower is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Borrower is not controlled by an Investment Company.

5.42 Insurance. The Borrower and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Borrower believes to be prudent and customary in the businesses in which the Borrower and its Subsidiaries are engaged. Neither the Borrower nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Upon written request the Borrower will provide to the Investor true and correct copies of all policies relating to directors’ and officers’ liability coverage, errors and omissions coverage, and commercial general liability coverage.

5.43 Bad Actor. To the Knowledge of the Borrower, no officer or director of the Borrower would be disqualified under Rule 506(d) of the Securities Act as amended on the basis of being a “bad actor” as that term is established in the September 19, 2013 Small Entity Compliance Guide published by the SEC.

5.44 No-Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Borrower or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Borrower in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

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5.45 Manipulation of Price. The Borrower has not, and to its knowledge no one acting on its behalf has: (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Borrower to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Borrower.

5.46 Sarbanes-Oxley Act. The Borrower and each Subsidiary is in material compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

5.47 Employee Relations. Neither the Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Borrower believes that its and its Subsidiaries’ relations with their respective employees are good. To the knowledge of the Borrower, no executive officer or other key employee of the Borrower or any of its material Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Borrower or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Borrower and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.48 Legal Counsel Opinions. Upon the request of the Investor from to time to time, the Borrower shall be responsible (at its cost) for promptly supplying to the Borrower’s transfer agent and the Investor a customary legal opinion letter of its counsel (the “Legal Counsel Opinion”) to the effect that the sale of Conversion Shares by the Investor or its affiliates, successors and assigns is exempt from the registration requirements of the 1933 Act pursuant to Rule 144 (provided the requirements of Rule 144 are satisfied and provided the Conversion Shares are not then registered under the 1933 Act for resale pursuant to an effective registration statement). Should the Borrower’s legal counsel fail for any reason to so issue the Legal Counsel Opinion, the Investor may (at the Borrower’s cost) secure another legal counsel to issue the Legal Counsel Opinion, and the Borrower will instruct its transfer agent to accept such opinion.

5.49 Removal of Restrictive Legends. In the event that Purchaser has any shares of the Borrower’s Ordinary Shares bearing any restrictive legends, and Purchaser, through its counsel or other representatives, submits to the Transfer Agent any such shares for the removal of the restrictive legends thereon in connection with a sale of such shares pursuant to any exemption to the registration requirements under the Securities Act, and the Borrower and or its counsel refuses or fails for any reason (except to the extent that such refusal or failure is based solely on applicable law that would prevent the removal of such restrictive legends) to render an opinion of counsel or any other documents or certificates required for the removal of the restrictive legends, then the Borrower hereby agrees and acknowledges that the Purchaser is hereby irrevocably and expressly authorized to have counsel to the Purchaser render any and all opinions and other certificates or instruments which may be required for purposes of removing such restrictive legends, and the Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Borrower, issue any such shares without restrictive legends as instructed by the Purchaser, and surrender to a common carrier for overnight delivery to the address as specified by the Purchaser, certificates, registered in the name of the Purchaser or its designees, representing the Ordinary Shares to which the Purchaser is entitled, without any restrictive legends and otherwise freely transferable on the books and records of the Borrower.

5.50 Publicity. The Borrower, and the Holder shall have the right to review a reasonable period of time before issuance of any press releases, SEC, OTCQB or FINRA filings, or any other public statements in all cases with respect to the transactions contemplated hereby and the Investor shall be called the Institutional Investor in the filings; provided, however, that the Borrower shall be entitled, without the prior approval of the Investor, to make any press release or SEC, OTCQB (or other applicable trading market) or FINRA filings with respect to such transactions as is required by applicable law and regulations (although the Investor shall be consulted by the Borrower in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

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5.51 Securities Laws Disclosure. The Borrower shall comply with applicable securities laws by filing a Current Report on Form 6-K, within four (4) Trading Days following the date hereof, disclosing all the material terms of the transactions contemplated hereby, if the Borrower deems the transactions contemplated hereby to constitute material non- public information.

5.52 Indemnification. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Securities hereunder, and in addition to all of the Borrower’s other obligations under this Agreement or the Note, the Borrower shall defend, protect, indemnify and hold harmless the Investor and its stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Borrower in this Agreement or the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Borrower contained in this Agreement or the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Borrower) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of the Investor or holder of the Securities as an investor in the Borrower pursuant to the transactions contemplated by this Agreement. To the extent that the foregoing undertaking by the Borrower may be unenforceable for any reason, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

5.53 Use of Proceeds. The Borrower shall use the proceeds from the sale of the Notes for working capital and other general corporate purposes and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its currently existing direct or indirect Subsidiaries).

5.54 Par Value. If the closing bid price at any time the Note is outstanding falls below $0.0001 for five (5) consecutive days, the Borrower shall cause the par value of its Ordinary Shares to be reduced to $0.00001 or less, unless prohibited by Irish Law.

5.55 Expenses. The Borrower shall reimburse Investor $25,000 out of the proceeds of the Note for any and all expenses incurred by Investor in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents, including, without limitation, reasonable attorneys’ and consultants’ fees and expenses (the “Expenses”).

5.56 Financial Information. The Borrower agrees to send or make available the following reports to the Investor until the Investor transfers, assigns, or sells all of the Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 20-F and any Reports on Form 6-K; and (ii) within one (1) day after release, copies of all press releases issued by the Borrower or any of its Subsidiaries. For the avoidance of doubt, filing the documents required in (i) above via EDGAR or releasing any documents set forth in (ii) above via a recognized wire service shall satisfy the delivery requirements of this Section 6.14.

5.57 Listing. The Borrower shall promptly secure the listing of the Conversion Shares upon the Nasdaq Global Market (subject to official notice of issuance) and, so long as the Investor owns any of the Securities, shall maintain, so long as any other Ordinary Shares shall be so listed, such listing of all Conversion Shares from time to time issuable upon conversion of the Note or exercise of the Warrant. The Borrower will obtain and, so long as the Investor owns any of the Securities, maintain the listing and trading of its Ordinary Shares on the OTCBB, OTCQB or any equivalent replacement exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange or the NYSE MKT and will comply in all material respects with the Borrower’s reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority (“FINRA”) and such exchanges, as applicable.

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5.58 Corporate Existence. So long as the Investor beneficially owns any Note, the Borrower shall maintain its corporate existence and shall not sell all or substantially all of the Borrower’s assets, except in the event of a merger or consolidation or sale of all or substantially all of the Borrower’s assets, where the surviving or successor entity in such transaction (i) assumes the Borrower’s obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the OTCBB, OTCQB, OTC Pink, the Nasdaq National Market, the Nasdaq Small Cap Market, the New York Stock Exchange, or the NYSE MKT.

5.59 No Integration. The Borrower shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Borrower for the purpose of any stockholder approval provision applicable to the Borrower or its securities.

5.60 Ordinary Share Issuance, Ordinary Share Purchase Warrant Issuance. As additional consideration for the Investor delivering the Purchase Price to the Borrower, the Borrower shall issue the Investor an (a) Ordinary Share Purchase Warrant A to purchase 3,929,051 Warrant Shares (as defined in the A Warrant) at an exercise price per share of $0.0022 subject to adjustment, expiring three years from the issuance date (substantially in the form attached hereto as Exhibit D, the “A Warrant”) and (a) Ordinary Share Purchase Warrant B to purchase 2,619,367 Warrant Shares (as defined in the B Warrant) at an exercise price per share of $1.6378 subject to adjustment, expiring three years from the issuance date (substantially in the form attached hereto as Exhibit D-1, the “B Warrant” and collectively with the A Warrant, the “Warrants”). The Note and Warrants shall collectively be known as the “Securities”.

5.61 Additional Expenses. The Borrower shall reimburse Investor for any and all expenses incurred by them in connection with the Borrower’s transfer agent. When possible, the Borrower must pay these fees directly, otherwise the Borrower must make immediate payment for reimbursement to Investor for all fees and expenses immediately upon written notice by such Investor or the submission of an invoice by such Investor.

5.62 Transaction Expense Amount. The Note carries an Original Issue Discount of 40% (“OID”). The consideration for this Promissory Note is payable by wire. The Holder’s payment of $4,290,000 upon Closing will be less the OID of $1,716,000 and Expenses (“Consideration”) and will be detailed in the Disbursement Authorization Memorandum.

5.63 Certain Definitions.

(a) “Conversion Shares” means all Ordinary Shares issuable upon conversion of all or any portion of the Note and the Warrants.

(b) “Investor Representatives” means the Investor on behalf of itself, predecessors, successors, agents, brokers, affiliates, consultants, subrogees, insurers, representatives, employees, owners, personal representatives, legal representatives, officers, directors, fiduciaries, board of directors, assigns and successors in interest of assigns, and any firm, trust, corporation, partnership, investment vehicle, fund or other entity managed or controlled by the Investor.

(c) “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Borrower or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by Transaction Documents.

(d) “Organization” means the Borrower and all wholly-owned Subsidiaries of the Borrower, including, Security Matters PTY Ltd., SMX Fashion and Luxury, TrueSilver SMX Platform Ltd. SMX Circular Economy Platform PTE. LTD, SMX (Security Matters) Ireland Limited.

(e) “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Borrower owns, directly or indirectly, any equity or other ownership interest.

(f) “Net Profit” shall mean fifty percent of any profit made buy the Investor.

(g) “Yorkville SEPA” means that Reciprocal Standby Equity Purchase Agreement dated as of February 23, 2023, as amended, by and between YA II PN, LTD., a Cayman Islands exempt limited partnership, and the Borrower, as successor to Lionheart III Corp, a company incorporated under the laws of the State of Delaware, and the convertible promissory notes issued as “pre-paid advances” thereunder.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the undersigned Investor and Borrower have caused this Agreement to be duly executed as of the date first above written.

INVESTOR:

[INSTITUTION]

By :	/s/
Printed Name:
Title:	Director

BORROWER:

SMX (Security Matters) Public Limited Company

By:	/s/ Haggai Alon
Printed Name:	Haggai Alon
Title:	Chief Executive

[Signature Page to Securities Purchase Agreement]

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Attached Exhibits

Exhibit A	Promissory Note
Exhibit A(1)	Definitions
Exhibit B	Conversion Notice
Exhibit B(1)	Officer’s Certificate
Exhibit C	Irrevocable Instructions
Exhibit D	Warrant A
Exhibit D(1)	Warrant B
Exhibit F	Confession of Judgment
Exhibit G	Issuance Resolution
Exhibit J	Registration Rights Agreement

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